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Statement to Investor Certificateholders
for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995

Distribution Date                                                                                 12/22/97
Collection Period                                                                      11/01/97 - 11/30/97

Balances and Factors

Beginning Pool Balance                                                                      362,415,399.35
Beginning Invested Amount                                                                   351,094,390.14
Beginning Investor Certificate Principal Balance                                            345,806,668.14

Ending Pool Balance                                                                         355,785,832.57
Ending Invested Amount                                                                      345,017,310.39
Ending Investor Certificate Principal Balance                                               339,729,588.39

Pool Factor                                                                                      0.7067364

Rates and Percentages
Certificate Rate                                                                                     5.958%
Floating Allocation Percentage                                                                       96.88%

Collections
Interest Collections (net of Servicing Fee)                                                   2,582,816.01
Total Principal Collections                                                                  13,689,388.36
   Principal Collections(Net of TDA)                                                         13,689,388.36
   Transfer Deposit Amounts                                                                           0.00

Servicer Advances                                                                                     0.00
Policy Draw Amount                                                                                    0.00
Deficiency Amount                                                                                     0.00

Investor Certificate Distributions (per $1,000 certificate)
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Total Investor Certificate Interest Distribution                                                 3.8098283
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   Investor Certificate Interest                                                                 3.8098283
   Carryover Amount                                                                              0.0000000
   Interest on Carryover Amount                                                                  0.0000000
   Overdue Investor Certificate Interest                                                         0.0000000
   Interest on Overdue Investor Certificate Interest                                             0.0000000

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Total Investor Certificate Principal Distribution                                               12.6420937
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   Principal Distribution Amount                                                                12.5888101
   Investor Certificate Liquidation Loss Amount*                                                 0.0532836

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Total Investor Certificate Distribution                                                         16.4519220
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Other Distributions
Servicing Fee                                                                                   151,006.42
Reimbursement of previous Servicer Advances                                                           0.00

*to be paid to Investor Certificateholders
Charge Offs, Losses, Delinquencies and REO
Current Period Charge Off Amounts                                                                     0.00
Current Period Liquidation Loss Amounts                                                          26,438.43
Current Period Investor Certificate Liquidation Loss Amounts                                     25,613.55
Accumulated Charge Off Amounts                                                                        0.00
Accumulated Liquidation Loss Amounts                                                          1,093,142.67
Accumulated Investor Certificate Liquidation Loss Amounts                                     1,055,448.26

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30-59 Days Delinquent
  # of Accounts                                                                                        126
  Principal Balance                                                                           3,396,226.89

60-89 Days Delinquent
  # of Accounts                                                                                         55
  Principal Balance                                                                           1,517,059.89

90 and Greater Days Delinquent
  # of Accounts                                                                                         30
  Principal Balance                                                                             884,140.68

REO
  # of Accounts                                                                                          1
  Principal Balance                                                                              66,876.02
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Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                                                              0.00

Unreimbursed Servicer Advances                                                                        0.00

Unreimbursed Liquidation Loss Amount                                                                  0.00

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate
Defective Mortgage Loans                                                                        551,662.15

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                                    0.00
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Signet Bank, as Seller and Servicer

Signed___________________________
Name: Mary Whittaker
Title: Vice President